FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP. REPORTS RESULTS FOR SECOND QUARTER ENDED JUNE 30, 2009

Second Quarter Highlights

•	Second quarter 2009 Net Operating Income per share of $0.39.

•	Second quarter 2009 common stock cash dividend of $0.30 per share.

•	Resource Capital Corp. repurchased $7.5 million of its corporate notes for $600,000 or at a 92% discount to par since during the second quarter 2009.

•	Resource Capital Corp. has $69.3 million of liquidity at June 30, 2009.

•	During the second quarter 2009, Resource Capital Corp. had $114.6 million of loans repaid or settled and eliminated $12.4 million of future funding obligations.

New York, N.Y., August 3, 2009-Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a  real estate investment trust whose investment strategy focuses on commercial real estate (“CRE”) loan assets and, to a lesser extent, commercial finance assets, reported results for the second quarter ended June 30, 2009.

Other Highlights

•
Net operating income for the three and six months ended June 30, 2009 was $9.5 million, or $0.39 per share and $19.7 million, or $0.81 per share, respectively, as compared $10.3 million, or $0.42 per share and $21.0 million, or $0.84 per share, for the three and six months ended June 30, 2008, respectively, a decrease of $762,000 (7%) and $1.3 million (6%), respectively.

•
REIT taxable income, a non-GAAP measure, for the three and six months ended June 30, 2009 was $5.3 million, or $0.21 per share-diluted, and $11.4 million, or $0.46 per share-diluted, respectively, as compared to $9.4 million or $0.38 per share-diluted and $21.5 million or $0.86 per share-diluted for the three and six months ended June 30, 2008, respectively, a decrease of $4.1 million (44%) and $10.1 million (47%), respectively.

•
GAAP net loss for the quarter ended June 30, 2009 of $5.1 million, or (-$0.21) per share, including provisions for loan and lease losses of $20.0 million and net unrealized losses on bank loans held for sale of $1.9 million or a total of (-$0.90) per share, as compared to GAAP net loss for the quarter ended June 30, 2008 of (-$0.21) per share-diluted including provisions for loan and lease losses of $15.7 million or (-$0.62) per share-diluted.  GAAP net loss for the six months ended June 30, 2009 of $17.3 million, or (-$0.71) per share, including provisions for loan and lease losses of $28.0 million, net unrealized losses on bank loans held for sale of $10.9 million and other-than-temporary impairment charges of $5.6 million or a total of (-$1.82) per share, as compared to GAAP net income for the six months ended June 30, 2008 of $0.16 per share-diluted including provisions for loan and lease losses of $16.8 million or (-$0.67) per share-diluted.

•	RCC announced a dividend of $0.30 per common share for the quarter ended June 30, 2009, $7.5 million in the aggregate, paid on July 28, 2009 to stockholders of record as of June 19, 2009.

•	Economic book value, a non-GAAP measure, was $9.25 per common share as of June 30, 2009.

•	GAAP book value was $6.66 per common share as of June 30, 2009.

•
RCC reduced the balance of its non-recourse repurchase facility funding CRE loans to $3.3 million as of June 30, 2009 from $16.0 million as of March 31, 2009.  This facility is secured by $24.6 million of pledged collateral.

Jonathan Cohen commented, “although during the last few months the real estate market has continued to deteriorate, the bank loan market seems to have improved, our cash flow remained strong and our portfolio continued to perform decently as we worked diligently with our borrowers. Currently, we are focused on (i) asset management, (ii) exploiting the disconnect in the debt and equity marketplaces through select purchases of our own securities, (iii) building cash on our balance sheet and (iv) de-leveraging our real estate portfolios. Again, we look forward to paying a meaningful cash dividend for the third quarter.”

Additional financial results for the second quarter ended June 30, 2009 and recent developments include:

General

•	RCC’s net interest income decreased by $808,000, or 6%, to $12.5 million for the second quarter ended June 30, 2009, from $13.3 million for the same period in 2008.

Commercial Real Estate

•	RCC funded commitments on existing CRE loans, on a gross basis, of $27.3 million during the second quarter ended June 30, 2009.

The following table summarizes RCC’s CRE loan repayment and orgination activities (including future funding obligations), at par, for the three, six and 12 months ended June 30, 2009 (in millions, except percentages) (unaudited):

	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009	12 Months Ended June 30, 2009	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate (1)
Whole loans (3)	$27.3	$30.9	$44.7	2.97%	7.90
Whole loans, future funding obligations	−	−	−	N/A	N/A
New loans production	27.3	30.9	44.7
Sale of real estate loans	(29.8)	(29.8)	(29.8)
Payoffs	−	(7.0)	(59.5)
Principal paydowns	(6.2)	(16.7)	(29.0)
Whole loans, future funding obligations	−	−	−
Net – new loans (4)	$(8.7)	$(22.6)	$(73.6)

(1)	Reflects rates on RCC’s portfolio balance as of June 30, 2009.

(2)	Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR.

(3)
Includes fundings of previous commitments on transitional loans of $3.7 million for the three months ended June 30, 2009, $7.3 million for the six months ended June 30, 2009 and $21.1 million for the 12 months ended June 30, 2009.

(4)
The basis of new net loans does not include provisions for losses on CRE loans of $9.1 million for the three months ended June 30, 2009, $14.1 million for the six months ended June 30, 2009 and $17.2 million for the 12 months ended June 30, 2009.

Commercial Finance

•
RCC’s bank loan portfolio ended the second quarter with total investments of $927.4 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.52%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.  During the quarter ended June 30, 2009, RCC received $78.6 million of bank loan paydowns and repayments.

Book Value

As of June 30, 2009, RCC’s GAAP book value per common share was $6.66.  Total stockholders’ equity was $165.9 million as of June 30, 2009 as compared to $186.3 million as of December 31, 2008.  Total common shares outstanding were 24,911,944 as of June 30, 2009 as compared to 25,344,867 as of December 31, 2008.  The net decrease in RCC’s stockholders’ equity of $20.4 million was primarily the result of increased provisions for loan and lease losses of $28.0 million, losses on RCC’s bank loan portfolio of $10.9 million, combined with a decrease in the value of marked-to-market securities of $11.3 million, which was partially offset by an increase in the value of interest rate swaps of $19.9 million and a gain on the extinguishment of debt of $6.9 million.

As of June 30, 2009, RCC’s economic book value per share, a non-GAAP measure, was $9.25.  Economic book value is computed by adding back to GAAP book value any unrealized losses on the Company’s investments in commercial mortgage-backed securities (“CMBS”) for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations (see Note 1 of Schedule II in this release).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RCC’s investment portfolio as of June 30, 2009, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages) (unaudited):

	Amortized cost (3)	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
June 30, 2009
Floating rate
CMBS-private placement	$32,064	100.00%	$11,095	34.60%	$(20,969)	-65.40%
B notes (1)	26,500	100.00%	26,399	99.62%	(101)	-0.38%
Mezzanine loans (1)	129,184	100.00%	128,795	99.70%	(389)	-0.30%
Whole loans (1)	426,292	99.88%	415,865	97.44%	(10,427)	-2.44%
Bank loans (2)	924,988	97.83%	747,000	79.00%	(177,988)	-18.83%
Bank loans held for sale (3)	2,401	100.00%	2,401	100.00%	−	−%
Total floating rate	1,541,429	98.65%	1,331,555	85.22%	(209,874)	-13.43%
Fixed rate
CMBS – private placement	38,614	91.78%	7,080	16.83%	(31,534)	-74.95%
B notes (1)	55,256	100.08%	55,089	99.78%	(167)	-0.30%
Mezzanine loans (1)	81,313	94.76%	68,418	79.73%	(12,895)	-15.03%
Whole loans (1)	78,846	99.63%	78,614	99.34%	(232)	-0.29%
Equipment leases and loans (4)	3,433	100.03%	2,833	82.55%	(600)	-17.48%
Total fixed rate	257,462	96.92%	212,034	79.81%	(45,428)	-17.11%
Grand total	$1,798,891	98.40%	$1,543,589	84.44%	$(255,302)	-13.96%

(1)
Net carrying amount includes an allowance for loan losses of $24.2 million at June 30, 2009, allocated as follows:  B notes ($0.3 million), mezzanine loans ($13.3 million) and whole loans ($10.6 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $890.1 million at June 30, 2009.  Amount disclosed represents net realizable value at June 30, 2009, which includes $34.9 million allowance for loan losses at June 30, 2009.

(3)	Bank loans held for sale are carried at fair value and, therefore, amortized cost is equal to fair value.

(4)	Net carrying amount includes a $0.6 million allowance for equipment leases and loans losses at June 30, 2009.

Liquidity

At July 31, 2009, after disbursing the second quarter 2009 dividend, there were three primary sources for RCC’s liquidity:

•	unrestricted cash and cash equivalents of $7.0 million and restricted cash of $5.4 million in margin call accounts;

•
capital available for reinvestment in its five collateralized debt obligation (“CDO”) entities of $38.2 million, of which $3.0 million is designated to finance future funding commitments on CRE loans; and

•
RCC has $96.7 million of unused capacity under a three-year non-recourse CRE repurchase facility, which, however, requires approval of individual repurchase transactions by the repurchase counterparty.

Capital Allocation

As of June 30, 2009, RCC had allocated its equity capital among its targeted asset classes as follows: 72% in CRE loans, 27% in commercial bank loans and 1% in direct financing leases and notes.

Supplemental Information

The following schedules of reconciliations or supplemental information as of June 30, 2009 are included at the end of this release:

•	Schedule I – Reconciliation of GAAP Net (Loss) Income to Estimated REIT Taxable Income;

•	Schedule II – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value; and

•	Schedule III – Summary of RCC’s CDO and CLO Performance Statistics.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on CRE-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: CRE-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of CDOs and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s unaudited consolidated balance sheets, consolidated statements of operations and reconciliations of GAAP net (loss) income to estimated REIT taxable income, GAAP stockholders’ equity to economic book value, summary of RCC’s CDO and CLO performance statistics and supplemental information regarding RCC’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Cash and cash equivalents	$10,553	$14,583
Restricted cash	58,728	60,394
Investment securities available-for-sale, pledged as collateral, at fair value	13,940	22,466
Investment securities available-for-sale, at fair value	4,236	6,794
Loans, pledged as collateral and net of allowances of $59.1 million and $43.9 million	1,663,306	1,712,779
Loans held for sale, at fair value	2,401	−
Direct financing leases and notes, pledged as collateral, net of allowance of $600,000 and $450,000 and net of unearned income	2,833	104,015
Investments in unconsolidated entities	1,548	1,548
Interest receivable	6,331	8,440
Principal paydown receivables	59	950
Other assets	10,623	4,062
Total assets	$1,774,558	$1,936,031
LIABILITIES
Borrowings	$1,584,664	$1,699,763
Distribution payable	7,532	9,942
Accrued interest expense	2,325	4,712
Derivatives, at fair value	11,830	31,589
Accounts payable and other liabilities	2,305	3,720
Total liabilities	1,608,656	1,749,726
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 24,911,944 and 25,344,867 shares issued and outstanding (including 466,446 and 452,310 unvested restricted shares)	26	26
Additional paid-in capital	353,831	356,103
Accumulated other comprehensive loss	(66,446)	(80,707)
Distributions in excess of earnings	(121,509)	(89,117)
Total stockholders’ equity	165,902	186,305
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,774,558	$1,936,031

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES
Net interest income:
Loans	$21,969	$28,686	$45,129	$61,125
Securities	883	1,158	1,765	2,339
Leases	2,093	1,961	4,326	3,951
Interest income − other	329	453	676	1,826
Total interest income	25,274	32,258	51,896	69,241
Interest expense	12,748	18,924	26,625	42,072
Net interest income	12,526	13,334	25,271	27,169

OPERATING EXPENSES
Management fees − related party	925	1,171	1,926	2,909
Equity compensation − related party	265	541	353	622
Professional services	1,089	664	2,053	1,456
Insurance expenses	217	170	389	298
General and administrative	441	343	846	698
Income tax expense	44	138	(1)	167
Total expenses	2,981	3,027	5,566	6,150

NET OPERATING INCOME	9,545	10,307	19,705	21,019

OTHER (EXPENSE) REVENUE
Net realized and unrealized losses (gains) on investments	(1,608)	102	(15,953)	(1,893)
Other income	20	26	42	59
Provision for loan and lease losses	(19,984)	(15,692)	(27,973)	(16,829)
Gain on the extinguishment of debt	6,900	−	6,900	1,750
Total other expenses	(14,672)	(15,564)	(36,984)	(16,913)

NET (LOSS) INCOME	$(5,127)	$(5,257)	$(17,279)	$4,106

NET (LOSS) INCOME PER SHARE – BASIC	$(0.21)	$(0.21)	$(0.71)	$0.17

NET (LOSS) INCOME PER SHARE – DILUTED	$(0.21)	$(0.21)	$(0.71)	$0.16

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	24,369,581	24,721,063	24,427,452	24,665,840

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	24,369,581	24,721,063	24,427,452	24,922,340

DIVIDENDS DECLARED PER SHARE	$0.30	$0.41	$0.60	$0.82

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net (loss) income − GAAP	$(5,127)	$(5,257)	$(17,279)	$4,106
Taxable REIT subsidiary’s loss	1,200	−	1,200	−
Adjusted net (loss) income	(3,927)	(5,257)	(16,079)	4,106
Adjustments:
Share-based compensation to related parties	12	(392)	29	(539)
Capital loss carryover (utilization)/losses from the sale of securities	(642)	−	4,978	2,000
Provisions for loan and lease losses unrealized	9,787	11,629	14,765	11,685
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	145	3,462	7,735	4,237
Other net book to tax adjustments	(77)	1	(32)	9
Estimated REIT taxable income	$5,298	$9,443	$11,396	$21,498

Amounts per share – diluted	$0.21	$0.38	$0.46	$0.86

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as it uses this measurement to determine the amount of dividends that it is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable earnings, RCC expects that its distributions may at times be more or less than its reported GAAP earnings.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic TRS, if any such income exists, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic TRS distribute its earnings to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign TRSs because RCC will generally be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
Denominator for the three and six months ended June 30, 2009 includes 282,566 and 262,515 shares, respectively, that were not included in the calculation of GAAP earnings per share because the effect would have been anti-dilutive due to RCC's net loss for the three and six months ended June 30, 2009.   The dilutive shares relate to restricted stock that has not yet vested at June 30, 2009.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (1)
(in thousands, except per share data)
(Unaudited)

As of June 30, 2009
Stockholders’ equity - GAAP	$165,902
Add:
Unrealized losses – CMBS portfolio	52,503
Unrealized losses recognized in excess of value at risk – interest rate swaps (2)	11,934
Economic book value	$230,339
Shares outstanding	24,912
Economic book value per share	$9.25

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of RCC without the effects of unrealized losses on investments for which RCC expects to recover full par value at maturity and on interest rate swaps, which RCC intends to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP, that are in excess of RCC’s maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been adjusted through stockholders’ equity for market fluctuations.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF RCC’s CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Year Ended	Six Months Ended			Value on Initial
		December 31,	June 30,	June 30,	June 30,	Measurement
	CDO Type	2008 (1)	2009	2009 (2) (3)	2009 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$8,957	$3,532	$4,692	$5,199	$17,136
Apidos CDO III	CLO	$6,725	$3,360	$2,814	$3,518	$11,269
Apidos Cinco CDO	CLO	$9,470	$4,107	$3,563	$15,340	$17,774
RREF 2006-1	CRE CDO	$13,245	$7,120	$12,437	$27,518	$24,941
RREF 2007-1	CRE CDO	$18,149	$10,737	$16,956	$18,671	$26,032

(1)
Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership); see Note 8 of RCC’s Form 10-K for the year ended December 31, 2008 for a more detailed discussion of RCC’s equity interests.

(2)	Interest coverage includes annualized amounts based on most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to the Company’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(Unaudited)

Loan and Leasing Investment Statistics

The following table presents information on RCC’s impaired loans and leases and related allowances as of June 30, 2009 and 2008 (based on amortized cost):

	As of June 30,
	2009	2008
Impaired:
Loans and leases	$158,246	$17,283
Impaired loans and leases to total loans and leases	9.2%	0.9%

Allowance for loan and lease losses:
Specific provision	$43,510	$15,494
General provision	16,162	5,277
Total allowance for loans and leases	$59,672	$20,771
Allowance for loan and lease losses to total loans and leases	3.5%	1.1%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents CRE loan portfolio statistics as of June 30, 2009 (based on par value):

Security type
Whole loans	64.4%
Mezzanine loans	25.2%
B Notes	10.4%
Total	100.0%

Collateral type
Multifamily	31.2%
Hotel	28.6%
Office	22.2%
Retail	12.4%
Condo	0.9%
Flex	0.9%
Self-storage	0.8%
Other	3.0%
Total	100.0%

Collateral location
Southern California	23.2%
Northern California	16.9%
New York	11.9%
Arizona	7.5%
Florida	5.7%
Texas	4.3%
Tennessee	4.1%
Washington	4.0%
Colorado	3.9%
Other	18.5%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
 (Unaudited)

The following table presents bank loan portfolio statistics by industry as of June 30, 2009 (based on par value):

Industry type
Healthcare, education and childcare	12.0%
Diversified/conglomerate service	8.8%
Broadcasting and entertainment	6.6%
Printing and publishing	5.9%
Chemicals, plastics and rubber	5.7%
Retail stores	4.7%
Hotels, motels, inns and gaming	4.2%
Finance	3.9%
Automobiles	3.9%
Telecommunications	3.8%
Other	40.5%
Total	100.0%